                                                                    EXHIBIT 3.01



                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                NETSELECT, INC.


                   (Originally incorporated on July 29, 1993
                     under the name InfoTouch Corporation)

     FIRST. The name of the Corporation is NetSelect, Inc.
     -----

     SECOND. The address of the Corporation's registered office in the State of
     ------
Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The Corporation is authorized to issue two classes of shares which
     ------
shall be designated as Common Stock, $0.001 par value per share, and Preferred Stock, $0.001 par value per share. The total number of shares that the Corporation is authorized to issue is 90,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

          (a) The Preferred Stock shall be divided into series. The first series shall consist of 1,378,000 shares and is designated "Series A Preferred
                                                            ------------------
Stock" (hereinafter "Series A Preferred Stock"); the second series shall consist
-----                ------------------------
of 190,336 shares and is designated "Series B Preferred Stock" (hereinafter, "Series B Preferred Stock"); the third series shall consist of 614,374 shares
 ------------------------
and is designated "Series C Preferred Stock" (hereinafter, "Series C Preferred
                                                            ------------------
Stock"); the fourth series shall consist of 681,201 shares and is designated
-----
"Series D Preferred Stock" (hereinafter, "Series D Preferred Stock"); the fifth
                                          ------------------------
series shall consist of 325,000 shares and is designated "Series E Preferred Stock" (hereinafter, "Series E Preferred Stock"); the sixth series shall consist
                      ------------------------
of 2,100,000 shares and is designated "Series F Preferred Stock" (hereinafter, "Series F Preferred Stock") and the seventh series shall consist of 340,955
-------------------------
shares and is designated "Series G Preferred Stock" (hereinafter, "Series G
                                                                   --------
Preferred Stock" and together with the Series A Preferred Stock, Series B
---------------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, the "Convertible Preferred
                                                   ---------------------
Stock"). The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of
                                                                       --------
Directors") is expressly authorized to provide for the issue of all or any of
---------
the remaining shares of the

Preferred Stock in one or more series, to determine the designation of each such series and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolutions or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH. The relative rights, preferences, privileges, and restrictions
     -----
granted to or imposed upon the respective classes of the shares or the holders thereof are as follows:

     (1)  Dividends.
          ---------

          (a) The holders of Series D Preferred Stock, the Series F Preferred Stock and Series G Preferred Stock (collectively, the "Senior Preferred Stock")
                                                       ----------------------
shall be entitled to receive, when, as and if declared by the Board of Directors and ratably on a pari passu basis, out of any funds and assets of the Corporation, cumulative dividends in an amount equal to (A) with respect to each share of Series D Preferred Stock, $0.9536 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), (B) with respect to each share of Series F Preferred Stock, $1.56 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), and (C) with respect to each share of Series G Preferred Stock, $3.2409 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), prior and in preference to the payment of any dividend on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series E Preferred Stock (collectively, the "Junior Preferred Stock") or the Common
                                      ----------------------
Stock (other than dividends payable solely in shares of Common Stock). Such dividends shall accrue on each share of Senior Preferred Stock from the date on which such share of Senior Preferred Stock is issued by the Corporation, and shall accrue from day to day until either a Liquidation (as defined in Section 3(a) hereof) or a conversion as provided in Section 4 hereof, whether or not earned or declared. No accumulation of dividends on the Senior Preferred Stock shall bear any interest. Such dividends are payable as follows:

               (i) In the event of a Liquidation, dividends are payable as provided in Section 3(a);

               (ii) In the event of a conversion as provided in Section 4 hereof that occurs prior to a Liquidation, dividends are payable upon the earlier of (1) a subsequent Liquidation, or (2) any public offering of shares of the Corporation's capital stock under the Securities Act of 1933, as amended (the "Securities Act") (an "IPO"); provided, however, that such dividends will
      --------------        ---
not be payable and shall be canceled if (x) the IPO closes on or prior to July 31, 1999, (y) the IPO closes on or after August 1, 1999 and on or prior to July 31, 2000 and yields an Enterprise Value (as defined below) for the Corporation of at least $150,000,000, or (z) the IPO closes on or after August 1, 2000 and yields an Enterprise Value (as defined below) for the Corporation of at least $200,000,000. "Enterprise Value" shall mean (x) the
                                       ----------------
product of the number of the Corporation's Common Stock Equivalents Outstanding (as defined in Section 4(i)(ii)(C) hereof) multiplied by the IPO per share offering price plus (y) the outstanding amount of the Corporation's indebtedness for borrowed money.

          (b) After payment of any amounts due to the holders of Senior Preferred Stock pursuant to Section 1(a) above, the holders of Junior Preferred Stock shall be entitled to participate with the holders of the Common Stock ratably on a pari passu basis in any dividends paid or set aside for payment with respect to Common Stock (other than dividends payable solely in shares of Common Stock) so that the holders of such Junior Preferred Stock shall receive with respect to each share of Junior Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Common Stock multiplied by (y) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Junior Preferred Stock is convertible as of the record date for such dividend.

          (c) Subject to the provisions of law and the rights of the Convertible Preferred Stock set forth in Sections 1(a) and 1(b) above, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine; provided, however, that in the case of dividends
                              --------  -------
or other distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions of capital stock of the Corporation (other than a split or division of the Convertible Preferred Stock), only shares of Common Stock shall be distributed with respect to Common Stock.

     (2)  Voting Rights.
          -------------

          (a) Except as otherwise provided by law or this Certificate of Incorporation, at each annual or special meeting of stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall rank equally and be entitled to one (1) vote for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation. Except as otherwise provided herein or by law, the holders of Convertible Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock and Convertible Preferred Stock shall be entitled to vote, and the Convertible Preferred Stock shall vote together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     (3)  Rights on Liquidation.
          ---------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the
                  -----------
Corporation shall be made to or set apart for the holders of Common Stock and the Junior Preferred Stock, the holders of Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, ratably on a pari passu basis, payment out of such assets of the Corporation in an amount per share equal to the sum of (i) with respect to each share of Series D Preferred Stock, (A) $14.67 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) any accrued and unpaid dividends on such share, whether or not earned or declared, to and including the date full payment of such amount shall be tendered to the holders of the Series D Preferred Stock, (ii) with respect to each share of Series F Preferred Stock, (A) $24.00 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) any accrued and unpaid dividends on such share, whether or not earned or declared, to and including the date full payment of such amount shall be tendered to the holders of the Series F Preferred Stock and (iii) with respect to each share of Series G Preferred Stock, (A) $49.86 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) any accrued and unpaid dividends on such share, whether or not earned or declared, to and including the date full payment of such amount shall be tendered to the holders of the Series G Preferred Stock. The amount payable with respect to each share of Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pursuant to the above is referred to as the "Senior Preferred
                                                             ----------------
Liquidation Preference" for such share. The Senior Preferred Liquidation
----------------------
Preference shall be payable on a pari passu basis, based on the full Senior Preferred Liquidation Preference amounts payable. If the assets of the Corporation available for distribution to the holders of Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall not be sufficient to make in full the payments herein required, such assets shall be distributed ratably among the holders of the Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock based upon the aggregate Senior Preferred Liquidation Preference otherwise payable to holders of Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

          (b) In the event of a Liquidation, before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, and after any distribution of assets of the Corporation is made or assets are set apart for the holders of Senior Preferred Stock pursuant to Section 3(a) above, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall be entitled to receive, ratably on a pari passu basis, payment out of such assets of the Corporation in an amount per share equal to the sum of (i) with respect to each share of Series A Preferred Stock, (A) $2.83 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) an amount equal to $0.18 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation, plus
(C) any declared and unpaid dividends on such share; (ii) with respect to each share of Series B Preferred Stock, the sum of (A) $6.19 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) an amount equal to $0.40 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation, plus (C) any declared and unpaid dividends on such share; (iii) with respect to each share of Series C Preferred Stock, (A) $7.32 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) an amount equal to $0.4758 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation, plus (C) any declared and unpaid dividends on such share; and (iv) with respect to each share of Series E Preferred Stock, (A) $14.67 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (B) if the Pre-Liquidation Contingent Payment (as defined below) has not been paid and is not payable to holders of Series E Preferred Stock, an amount equal to $0.95 per annum (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation; provided, however, that such amount determined pursuant to this subparagraph (3)(b)(iv)(B) shall not exceed $3.79 (such amount to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), plus (C) any declared and unpaid dividends on such share. If a Liquidation has not occurred by June 30, 2002, the holders of Series E Preferred Stock shall be entitled to receive payment by June 30, 2002 out of the assets of the Corporation equal to the amount described in subparagraph (3)(b)(iv)(B) above had a Liquidation occurred on June 30, 2002 (the "Pre-Liquidation Contingent Payment"). Notwithstanding anything herein to the contrary, upon the payment of the Pre-Liquidation Contingent Payment to holders of Series E Preferred Stock pursuant to the immediately preceding sentence, no amount described in subparagraph (3)(b)(iv)(B) above shall thereafter be included in any payment to holders of Series E Preferred Stock upon any subsequent Liquidation. The amount payable with respect to each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock is referred to as the "Junior Preferred Liquidation
                                                    ----------------------------
Preference". If the assets of the Corporation available for distribution to
----------
such holders of Junior Preferred Stock shall not be sufficient to make in full the payments herein required, such assets shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock on a pari passu basis, based upon the aggregate Junior Preferred Liquidation Preference otherwise payable.

          (c) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount payable pursuant to paragraphs 3(a) and 3(b) above, the remainder of such assets shall be distributed ratably to the holders of Common Stock, in accordance with the number of shares of Common Stock held by each such holder.

          (d) A merger or consolidation including the Corporation and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall be deemed a Liquidation, unless in connection with such transaction, the Convertible Preferred Stock remains unchanged or the holders of Convertible Preferred Stock receive a stock having terms and conditions which are no less favorable than the terms and conditions of the Convertible Preferred Stock; provided, however, that any such event shall not be deemed a Liquidation if so
--------  --------
determined by action of the
holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding, voting together as a single class.

     (4)  Conversion.
          ----------

          (a)  Optional Conversion.
               -------------------

               (i) The holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder's option, to convert all or a portion of the shares of Convertible Preferred Stock held by such holder into shares of fully paid nonassessable shares of Common Stock. Each share of Convertible Preferred Stock shall be convertible in accordance with Section 4(a) hereof into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Convertible Preferred Stock by the conversion price for such series of Convertible Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial
                                       ----------------
Conversion Price with respect to each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be the Original Issue Price (as hereinafter defined) for such series of Convertible Preferred Stock. The "Original Issue Price" shall mean $2.83 per share for the Series A Preferred
---------------------
Stock, $6.19 per share for the Series B Preferred Stock, $7.32 per share for the Series C Preferred Stock, $14.67 per share for the Series D Preferred Stock, $14.67 per share for the Series E Preferred Stock, $24.00 per share for the Series F Preferred Stock and $49.86 per share for the Series G Preferred Stock. The Conversion Price for the Convertible Preferred Stock shall be subject to adjustment from time to time as provided below. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Convertible Preferred Stock called for upon any conversion (after multiplying the conversion rate in effect by the total number of Conversion Shares, as defined below), the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, determined in good faith by the Board of Directors of the Corporation.

               (ii) Such right of conversion shall be exercised by the holder of shares of Convertible Preferred Stock by giving prior written notice to the Corporation (the "Conversion Notice") that such holder elects to convert a stated number of shares of Convertible Preferred Stock (the "Conversion Shares")
                                                             -----------------
into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date of the Conversion Notice), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the receipt of the Conversion Notice and surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice, and the person or persons entitled to receive the shares of Common Stock, issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date. With respect to any fraction of a share of Convertible Preferred Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, determined in good faith by the Board of Directors of the Corporation.

          (b)  Automatic Conversion. Notwithstanding any other provisions of
               --------------------
this Section 4, the Corporation, by action of its Board of Directors, shall have the right to require each share of Convertible Preferred Stock to convert into shares of Common Stock as if it had been converted pursuant to Section 4(a) above (adjusted appropriately for any prior events described in Sections 4(e), 4(f) or 4(g) below) upon the following events and each share shall upon such action of the Board of Directors be deemed to have been immediately so converted:

               (i) If the Corporation shall effect an IPO at an offering price per share of at least $49.86 per share (as adjusted for stock splits, stock dividends and the like) that yields an Enterprise Value for the Corporation of at least $300,000,000.

               (ii) If the holders of more than two-thirds (2/3) of the Convertible Preferred Stock (voting as a single class on an as-converted basis) consent to such conversion; or

               (iii) Upon the date that fewer than 100,000 shares of any series of Convertible Preferred Stock remain outstanding, all outstanding shares of such series shall be deemed automatically converted into the number of fully paid and nonassessable shares of Common Stock into which such shares of Convertible Preferred Stock are convertible on such date pursuant to Section 4(a) hereof.

          (c)  Stock Reserved. The Corporation shall at all times reserve and
               --------------
keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Convertible Preferred Stock at the time outstanding.

          (d)  Stock Transfer Taxes. The issue of stock certificates upon
               --------------------
conversion of Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (e)  Adjustments for Other Dividends and Distributions. If at any time
               -------------------------------------------------
or from time to time after the date on which the first share of a series of Convertible Preferred Stock is issued by the Corporation (each, an "Original
                                                                    --------
Issue Date") the Corporation pays a dividend or makes another distribution to
----------
the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of such series of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had such series of Convertible Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had such holders thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of such series of Convertible Preferred Stock or with respect to such other securities by their terms.

          (f)  Adjustment for Reclassification, Exchange and Substitution. If at
               ----------------------------------------------------------
any time or from time to time after an Original Issue Date the Common Stock issuable upon the conversion of a series of Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by
                                                                   ----- ----
a Common Stock Event (as hereinafter defined) or a stock dividend, reorganization, merger or consolidation provided for elsewhere in this Section
4), then in any such event each holder of such series of Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g)  Reorganizations, Mergers and Consolidations. If at any time or
               -------------------------------------------
from time to time after an Original Issue Date there is a capital reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under Section 3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that such holders of Convertible Preferred Stock shall be entitled to receive, upon conversion of such series of Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of such series of Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This paragraph 4(g) shall similarly apply to successive reorganizations, mergers and consolidations.

          (h)  Common Stock Event Adjustment. Upon the happening of a Common
               -----------------------------
Stock Event, the Conversion Price of each series of Convertible Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of the respective Convertible Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for each respective series of Convertible Preferred Stock. The Conversion Price for the Convertible Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event"
                                                         ------------------
shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (i)  Sale of Shares Below Conversion Price.
               -------------------------------------

               (i)    Adjustment Formula. If at any time or from time to time
                      ------------------
after the Original Issue Date of the Series D Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, the Corporation issues or sells, or is deemed by the provisions of this Section 4 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a dividend or distribution as provided in Section 4(e), a recapitalization, reclassification or other change as provided in Section 4(f), or a reorganization, merger or consolidation as provided in Section 4(g) or a Common Stock Event as provided in Section 4(h), for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series D Preferred Stock, Series F Preferred Stock or Series G Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for the Series D Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as the case may be) shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                      (A) The numerator of which shall be the sum of (1) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (2) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price of such Convertible Preferred Stock in effect immediately prior to such issue or sale; and

                      (B) The denominator of which shall be the sum of (1) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (2) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

               (ii)   Certain Definitions. For the purpose of making any
                      -------------------
adjustment required under this Section 4(i):

                      (A)  "Additional Shares of Common Stock" shall mean all
                            ---------------------------------
shares of Common Stock issued or deemed to be issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than: (1) shares of Common Stock issued or issuable upon conversion of Convertible Preferred Stock, (2) shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors and (3) warrants to issue up to ten percent (10%) of the Corporation's common stock equivalents outstanding of the date of this Amended and Restated Certificate of Incorporation that are issued to the Corporation's strategic partners on or after April 1, 1998.

                      (B)  The "Aggregate Consideration Received" by the
                                --------------------------------
Corporation for any issue or sale (or deemed issue or sale) of securities shall
(1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (3) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options;

                      (C)  "Common Stock Equivalents Outstanding" shall mean
                            ------------------------------------
the number of shares of Common Stock that is equal to the sum of (1) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (2) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Convertible Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (3) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock;

                      (D)  "Convertible Securities" shall mean stock or other
                            ----------------------
securities convertible into or exchangeable for shares of Common Stock;

                      (E)  The "Effective Price" of Additional Shares of
                                ---------------
Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 4(i), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this Section 4(i), for the issue of such Additional Shares of Common Stock; and

                      (F)  "Rights or Options" shall mean warrants, options or
                            -----------------
other rights to purchase or acquire shares of Common Stock or Convertible Securities.

               (iii)  Deemed Issuances. For the purpose of making any
                      ----------------
adjustment to the Conversion Price of the Senior Preferred Stock required under this Section 4(i), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a Senior Preferred Stock, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:
                                                     -------- ----

                      (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                      (B) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                      (C) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series D Preferred Stock, Series F Preferred Stock or Series G Preferred Stock.

          (j)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of such holder, furnish or cause to be furnished to such holder a like certificate setting forth the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.

          (k)  Notices of Record Date. In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any Class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

          (l)  Notices. Any notice required by the provisions of this Section 4
               -------
to be given to the holders of shares of Convertible Preferred Stock shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     (5)  Convertible Preferred Stock Negative Covenants.
          ----------------------------------------------

     In addition to any other rights provided by law, neither the Corporation nor any subsidiary of the Corporation shall, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Convertible Preferred Stock, voting as a single class (unless such action would materially and adversely affect one class or series in a manner differently from another class or series of Convertible Preferred Stock, in which case the vote or written consent of holders of a majority of the then outstanding shares of that series shall also be required):

          (a) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws or any subsidiary's charter documents, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Convertible Preferred Stock;

          (b) Authorize any additional shares of any existing class or series of capital stock, or authorize or issue any shares of any new class or series of capital stock, with dividend, liquidation or voting rights superior to those of any existing class or series of Convertible Preferred Stock;

          (c)  Recapitalize or reclassify any class or series of capital stock;

          (d) In the case of the Corporation, pay or declare any dividend or distribution on any shares of its capital stock (except dividends pursuant to Section 1 above), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for repurchases of shares under the Company's employee benefit plans (provided that such repurchases are effected at no higher than the original issuance price of such shares or the then fair market value of such shares, such fair market value to be determined by the Company's Board of Directors);

          (e) Merge or consolidate with or into any other corporation or other entity, where the Corporation's stockholders do not, immediately after the transaction, hold at least a majority of the shares of the surviving or acquiring entity, or sell or otherwise dispose of all or substantially all of its assets;

          (f)  Provide for any voluntary dissolution, liquidation or winding up;

          (g) Effect any material change in its business as such business was proposed to be conducted or operated on the date this Amended and Restated Certificate of Incorporation became effective; and

          (h) Enter into any transaction with any employee, consultant, officer or director of the Corporation or any subsidiary or holder of 5% or more of any class or series of capital stock of the Corporation, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% or greater stockholders or members of their immediate families, on terms less favorable to the Corporation or the subsidiary than would obtain in a transaction between unrelated parties.

     (6)  Purchase Rights. If at any time the Corporation grants, issues or
          ---------------
sells any options, securities convertible into Common Stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of
                              ---------------
Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (7)  Liability of Directors.  The Corporation eliminates the personal
          ----------------------
liability of each member of its Board of Directors to the Corporation for monetary damages for breach of fiduciary duty as a Director to the Corporation; provided, however, that the foregoing shall not eliminate the liability of a
--------  -------
Director (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such Director derived an improper personal benefit.